UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2022

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1751 River Run, Suite 400 Fort Worth, Texas 76107
(Address of principal executive offices)

(817) 438-6168
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Global Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2022, TFF Pharmaceuticals, Inc., or the Company, entered into a Separation Agreement and General Release with Glenn Mattes. On the same day, the Company agreed to employ Harlan Weisman, M.D. as president and chief executive officer of the Company. A summary of the terms of both agreements are provided in Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2022, Glenn Mattes resigned as president and chief executive officer and as a member of the board of directors, or Board, of the Company. On the same day, the Board appointed Harlan Weisman, M.D., the current vice chairman of the Board, to serve as president and chief executive officer of the Company. Dr. Weisman has accepted the president and chief executive officer positions on an interim basis pending completion of the Board’s search for a permanent president and chief executive officer. In addition to his new interim duties, Dr. Weisman also continues in his role as vice chairman of the Board. Mr. Mattes has agreed to serve as a consultant to the Company on an as-needed basis.

Mr. Mattes’ resignation as an officer the Company is regarded as a termination without cause under his employment agreement with the Company. Pursuant to his employment agreement, Mr. Mattes was entitled to one year of severance at his current salary in consideration of his execution of a customary release and separation agreement. Instead, the Company and Mr. Mattes have entered into a Separation Agreement and General pursuant to which:

●	Mr. Mattes has agreed to provide certain transition services and cooperation, as requested by the Company, for a period of seven months from the date of his resignation;

●	The Company has agreed to continue payment of Mr. Mattes’ monthly salary for a period of seven months, instead of the 12 months provided for under Mr. Mattes’ employment agreement;

●	The Company has agreed to extend for a period of two years from the date of Mr. Mattes’ resignation options held by Mr. Mattes to purchase up to 450,000 shares of the common stock of the Company, which otherwise would have expired on the three-month anniversary of Mr. Mattes’ resignation: and

●	Mr. Mattes provided the Company and its affiliates with a general release along with customary covenants of nondisparagement and nonsolicitation.

At the time of his resignation, Mr. Mattes held vested options (in addition to the 450,000 options described above) to purchase 584,548 shares of Company common stock, all of which will expire on the three-month anniversary of his resignation, unless earlier exercised. Mr. Mattes also held unvested options to purchase 178,509 shares of Company common stock, all of which terminated as of the date of his resignation.

On December 4, 2022, the Company reached a binding agreement in principle to employ Dr. Weisman as president and chief executive officer. The Company has agreed to pay Dr. Weisman an annual salary of $550,000, plus a performance-based bonus of up to 50% of Dr. Weisman’s then-current salary based on performance metrics to be determined by the Board. Dr. Weisman and his family will be entitled to medical benefits, at the Company’s expense, on par with those offered to the other senior executive officers of the Company. Dr. Weisman will otherwise be eligible to participate in all other benefit plans offered to the senior executive officers of the Company.

In connection the appointment of Dr. Weisman, the Company granted Dr. Weisman options to purchase up to 1,792,450 shares of the Company’s common stock over a ten-year period at an exercise price of $1.19 per share. The options shall vest during the period of Dr, Weisman’s service as chief executive officer of the Company as follows: options to purchase 298,750 shares of common stock, referred to as the Six Month Options, shall vest and be immediately exercisable upon the six-month anniversary of the date of grant and options to purchase 49,790 shares of common stock shall vest and become exercisable in 30 monthly installments commencing on the seven-month anniversary of the date of grant. In the event of the Company’s termination of Dr. Weisman’s service as chief executive officer, referred to as the Termination of Service, as a result of hiring a permanent chief executive officer during the first six months of Dr. Weisman’s employment, the Six Month Options shall immediately vest and all other options shall immediately expire and (ii) in the event of a Termination of Service as a result of hiring a permanent chief executive officer at any time, all options vested as of the date of Termination of Service (including any Six Month Options vesting as result of the Termination of Service) shall expire on the two-year anniversary of the date of the discontinuation of all service by Dr. Weisman to the Company or the term of the option, whichever occurs first, and all other options shall immediately expire. The options are granted under the Company’s 2021 Stock Incentive Plan and the termination of the options are subject to the Plan except as set forth above. The exercise of all options are also contingent on the Company’s filing of an amendment to its certificate of incorporation for purposes of increasing its authorized common stock.

Dr. Weisman and the Company have agreed to negotiate in good faith a definitive employment agreement and definitive stock option agreement on the terms and conditions set forth above, with a goal of executing both agreements as soon as practicable. The definitive agreements shall include such other terms and conditions as are customary and reasonable for agreements of such nature, provided that such other terms and conditions are not inconsistent with those set forth above.

Dr. Weisman has served as a member of the Board since December 2018 and vice chairman of the Board since November 2022. Since 2012, Dr. Weisman has also been Managing Director of And-One Consulting, LLC, which is engaged in the business of advising medical product companies, investment firms, and government and non-government healthcare organizations in formulating and implementing strategies for driving innovation in healthcare products and services. Since 2014, Dr. Weisman has also served as Executive Chairman of the Board of 3DBio Therapeutics, a company using 3D bioprinting technology to develop whole tissue implants that fully integrate into body. Dr. Weisman was Co-founder, Chairman and CEO of Flame Biosciences, a clinical stage company focused on the research, development and commercialization of transformative therapies for cancer, from January 2020 to January 2022. From February 2016 through 2019, Dr. Weisman served as co-founder and Chief Scientific Officer for Mycrobiomics, a company developing counseling and educational material to help consumers to understand the microbiome and improve their health and well-being. Between December 2012 and December 2013, Dr. Weisman was Chairman and Chief Executive Officer of Coronado Biosciences, a biopharmaceutical company developing novel immunotherapies for autoimmune diseases and cancer. Between 2012 and 2019, Dr. Weisman served on the Board of Directors of ControlRad, Inc, a medical device company developing technology to reduce radiation exposure during fluoroscopic procedures. Dr. Weisman also served on the Board of Directors of Caelum Biosciences, Inc from 2019 until its acquisition by AstraZeneca in 2021. Since 2012, Dr. Weisman has also been an Operating Partner at CRG, an investment management firm making structured debt and equity investments in healthcare companies. Since 2016, Dr. Weisman has been a venture advisor to the Israel Biotech Fund, which invests and develops clinical-stage biotechnology companies based in Israel. From 2010 to 2016, Dr. Weisman served on the Board of Governors of the Patient Centered Outcomes Research Institute, established by the U.S. Congress as part of the Patient Protection and Affordable Care Act of 2010. Dr. Weisman was the Chief Science and Technology Officer of the Johnson & Johnson Medical Devices and Diagnostics Group from 2006 to 2012 and served as Chairman of the J&J Worldwide R&D Council. Dr. Weisman was Company Group Chairman of J&J Pharmaceutical Research & Development from 2004 to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: December 8, 2022	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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